UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 22, 2016
PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
100 Pier 1 Place, Fort Worth, Texas 76102
 (Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On September 22, 2016, the Compensation Committee and the Board of Directors of Pier 1 Imports, Inc. (the “Company”) approved a one-time $750,000 cash retention award to Jeffrey N. Boyer, the Company’s Executive Vice President and Chief Financial Officer. On September 27, 2016, the Compensation Committee of the Board of Directors of the Company approved a one-time $180,000 cash retention award to Michael R. Benkel, the Company’s Executive Vice President – Global Supply Chain, and a one-time $225,000 cash retention award to Catherine David, Executive Vice President – Merchandising.

The respective cash awards are payable on March 22, 2018 to Mr. Boyer and March 27, 2017 to Mr. Benkel and Ms. David.  Each named executive officer will receive the cash award within fifteen days of the applicable date if he or she remains employed by the Company or an affiliate through such date or if his or her employment is terminated without cause or he or she resigns for good reason prior to such date, as such terms are defined in the form of retention award agreement.

The form of retention award agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

      (d)  Exhibits.

      Exhibit No.    Description

10.1                 Form of executive officer retention award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: September 28, 2016	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President
Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of executive officer retention award agreement.